UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/12/2007

Quantum Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 700
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)(1)Effective July 12, 2007, Bruce A. Pasternack and Dennis P. Wolf were elected to the Board of Directors of Quantum Corporation ("the Company"). A copy of the press release announcing the election of Mr. Pasternack and Mr. Wolf to the Companys's Board is attached to this For 8-K as Exhibit 99.1.

(2) Not applicable.

(3) Mr. Pasternack and Mr. Wolf's Board committee memberships have not yet been determined.

(4) Not applicable.

(5) The material terms and conditions of Mr. Pasternack and Mr. Wolf's appointments are set forth in their offer letters, which are filed with this report as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

In addition, Mr. Pasternack and Mr. Wolf entered into the Company's Director Change of Control Agreement and Indemnification Agreement, in the forms filed by the Company by Form 8-K on April 4, 2007.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 12, 2007, the Board of Directors of the Company approved an amendment to the Company's Bylaws to increase the size of the Board of Directors to eleven members. Prior to this amendment, the Company's Bylaws provided for nine directors.

The full text of the Bylaw amendment is attached to this Form 8-K as Exhibit as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits

3.1 Certificate of Amendment of Amended and Restated By-laws of Registrant, effective July 12, 2007.

10.1 Offer Letter of Mr. Bruce A. Pasternack dated July 12, 2007

10.2 Offer Letter of Mr. Dennis P. Wolf dated July 12, 2007

99.1 Press Release, dated July 18, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation

Date: July 18, 2007	By:	/s/ Shawn Hall
Shawn Hall
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Amendment of Amended and Restated By-laws of Registrant, effective July 12, 2007
EX-10.1	Offer Letter of Bruce A. Pasternack, dated July 12, 2007
EX-10.2	Offer Letter of Dennis P. Wolf, dated July 12, 2007
EX-99.1	Press Release, dated July 18, 2007